As filed with the Securities and Exchange Commission on August 29, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

NEVADA	98-0573252
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

4690 Executive Drive, Suite 250

San Diego, CA 92121

(Address of principal executive offices, including zip code)

2011 Stock Incentive Plan

(Full title of the plan)

Punit Dhillon
President and Chief Executive Officer
OncoSec Medical Incorporated
4690 Executive Drive, Suite 250

San Diego, CA 92121

(855) 662-6732

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Steven G. Rowles, Esq.
Jeannette V. Filippone, Esq.
Morrison & Foerster LLP
12531 High Bluff Drive

San Diego, California 92130

(858) 720-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2011 Equity Incentive Plan Common Stock, par value $0.0001 per share	5,200,000	$0.72	$3,744,000	$434.68

(1)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction.

(2)   Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low sale prices of the registrant’s common stock reported on the Over-the-Counter Bulletin Board on August 24, 2011.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.        Plan Information.*

Item 2.        Registrant Information and Employee Plan Annual Information.*

*      The information called for in Part I of Form S-8 in not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents filed by the registrant with the Commission are incorporated by reference herein:

a.             The registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010, including the registrant’s audited financial statements for the fiscal year ended July 31, 2010, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

b.             All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

c.             The description of the registrant’s common stock contained in the registrant’s Registration Statement on Form 8-A filed on March 31, 2011, and including any other amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (with the exception of information that is deemed “furnished” rather than “filed,” which information shall not be deemed incorporated by reference herein or to be a part of this Registration Statement).  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

Not applicable.

Item 6.        Indemnification of Directors and Officers.

The registrant has not entered into separated indemnification agreements with its directors and officers.  The bylaws of the registrant provide that it shall indemnify any director or officer or any former director or officer to the full extent permitted by law.

Nevada Revised Statutes provide us with the power to indemnify any of our directors, officers, employees and agents:

•                  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•                  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•                  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that a corporation may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•                  by the stockholders of the corporation;

•                  by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•                  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•                  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•                  by court order.

Nevada Revised Statutes further provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Item 7.        Exemption From Registration Claimed.

Not applicable.

Item 8.        Exhibits.

Exhibit Number	Document

4.1 (1)	Certificate of Incorporation of NetVentory Solutions Inc.

4.2 (1)	Bylaws of NetVentory Solutions Inc.

4.3 (2)	Articles of Merger dated February 9, 2011

4.4 (2)	Certificate of Change dated February 9, 2011

4.5 (3)	Certificate of Correction dated March 9, 2011

5.1*	Opinion of McDonald Carano Wilson LLP

23.1*	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1)

23.2*	Consent of Silberstein Ungar PLLC

24.1*	Power of Attorney (contained on signature page)

99.1*	2011 Stock Incentive Plan of OncoSec Medical Incorporated

*      Filed herewith

(1)   Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed with the Commission on September 3, 2008.

(2)   Incorporated by reference to the registrant’s Current Report on Form 8-K, filed with the Commission on March 3, 2011.
(3)   Incorporated by reference to the registrant’s Current Report on Form 8-K, filed with the Commission on March 14, 2011.

Item 9.        Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 29, 2011.

ONCOSEC MEDICAL INCORPORATED

By:	/s/ Punit Dhillon
Punit Dhillon
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Punit Dhillon and Veronica Vallejo, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Punit Dhillon	President, Chief Executive Officer and Director (Principal Executive Officer)	August 29, 2011
Punit Dhillon

/s/ Veronica Vallejo	Vice President, Finance and Controller (Principal Financial and Accounting Officer)	August 29, 2011
Veronica Vallejo

/s/ James DeMesa	Director	August 29, 2011
James DeMesa

/s/ Avtar Dhillon	Director	August 29, 2011
Avtar Dhillon

/s/ Anthony Maida	Director	August 29, 2011
Anthony Maida, III

EXHIBIT INDEX

Exhibit Number	Document

4.1 (1)	Certificate of Incorporation of NetVentory Solutions Inc.

4.2 (1)	Bylaws of NetVentory Solutions Inc.

4.3 (2)	Articles of Merger dated February 9, 2011

4.4 (2)	Certificate of Change dated February 9, 2011

4.5 (3)	Certificate of Correction dated March 9, 2011

5.1*	Opinion of McDonald Carano Wilson LLP

23.1*	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1)

23.2*	Consent of Silberstein Ungar PLLC

24.1*	Power of Attorney (contained on signature page)

99.1*	2011 Stock Incentive Plan of OncoSec Medical Incorporated

*      Filed herewith

(1)   Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed with the Commission on September 3, 2008.

(2)   Incorporated by reference to the registrant’s Current Report on Form 8-K, filed with the Commission on March 3, 2011.

(3)   Incorporated by reference to the registrant’s Current Report on Form 8-K, filed with the Commission on March 14, 2011.